                                                                          FORM 1

                            BUSINESS CORPORATIONS ACT
                                  (SECTION 6)


                               CONSUMER AND
ALBERTA                   CORPORATE AFFAIRS            ARTICLES OF INCORPORATION
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1.       NAME OF CORPORATION

Mountainview Theatre Management Ltd.

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2.       THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
         AUTHORIZED TO ISSUE.

The attached Schedule "A" is incorporated into and forms part of this form

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3.       RESTRICTIONS IF ANY ON SHARE TRANSFERS.

No shares of the corporation may be transferred without the prior consent of the Directors expressed by a resolution passed by the Directors

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4.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

A minimum of 1 and a maximum of 11

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5.       IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS,
         SPECIFY THESE RESTRICTIONS.

None

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6.       OTHER PROVISIONS IF ANY.

The attached Schedule "B" is incorporated into and forms part of this form

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7.       DATE:

               December 13th, 1988
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
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            INCORPORATORS NAMES:                     ADDRESS (INCLUDE POSTAL CODE)             SIGNATURE
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
                                                 #700, 801 - 7th Avenue S.W. Calgary,
Shirley Vroom                                    Alberta, T2P 3S4                          /s/ Shirley Vroom
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

   FOR DEPARTMENTAL USE ONLY

   CORPORATE ACCESS NO. _ _ _ _ _ _ _ _          INCORPORATION DATE 88-12-13 MJT
   CCA-06.101

                                  SCHEDULE "A"


The shares which the Corporation is authorized to issue are:

a) an unlimited number of Class "A" Voting Common shares, the holders of which are entitled:

      i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

      ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "B" Voting Common shares, the Class "C" Non-Voting Common shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "A" Voting Common shares of the Corporation;

      iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

      iv) to the rights, privileges and restrictions normally attached to Common shares;

b) an unlimited number of Class "B" Voting Common shares, the holders of which are entitled:

      i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

      ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "A" Voting Common shares, the Class "C" Non-Voting Common shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "B" Voting Common shares of the Corporation;

      iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

      iv) to the rights, privileges and restrictions normally attached to Common shares;
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                                       2


c) an unlimited number of Class "C" Non-Voting Common shares, the holders of which are entitled:

      i) to receive notice of and to attend at any meetings of shareholders with respect to this class of shares, but subject to the provisions of the Business Corporations Act of Alberta, not to vote at any meeting;

      ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "A" Voting Common shares, the Class "B" Voting Common shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "C" Non-Voting Common shares of the Corporation;

      iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

d) an unlimited number of Preferred shares, which as a class, have attached thereto the following:

      i) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

      ii) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the Voting and Non-Voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other shares of the Corporation ranking by their terms junior to such Preferred shares as may be fixed in accordance with clause
            (d)(i); and

      iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.

                                  SCHEDULE "B"

1) The number of shareholders for the time being of the Corporation shall be limited to fifty (50) or less (exclusive of persons who are in the employment of the Corporation or that of an affiliate, and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in such employment and have continued after the termination of such employment to be shareholders of the Corporation) provided that where two or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder;

2) No invitation shall be made to the public to subscribe for any shares, debentures or securities (as the term "securities" is defined by the Securities Act (Alberta) or any successor legislation) of the Corporation.